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                                  Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Company                                           State of Organization
-------                                           ---------------------
Enterbank Holdings, Inc.                          Delaware

      Enterprise Bank                             Missouri

      Charford, Inc.                              Missouri

      Enterprise Premium Finance Corp.            Missouri

      Enterprise Merchant Banc, Inc.              Missouri

      Enterprise Capital Management, Inc.         Missouri

      EBH Capital Trust I                         Delaware
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